Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of Atlantic Tele-Network, Inc. of our report dated May 7, 2010 relating to the financial statements of the Alltel Divested Markets, which appears in the Current Report on Form 8-K/A of Atlantic Tele-Network, Inc. dated May 7, 2010. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Little Rock, Arkansas
May 7, 2010